Exhibit 99.1
   NEWS

CONTACT:	Edward J. Cooney, Sr. Vice President and Treasurer
(401) 751-1600

RELEASE:	IMMEDIATE
NORTEK APPOINTS MICHAEL J. CLARKE AS PRESIDENT AND CHIEF
EXECUTIVE OFFICER
New CEO Brings Extensive Experience as Head of Fast
Growing, Multi-Billion Dollar Division

PROVIDENCE, RI, December 20, 2011—Nortek, Inc. (“Nortek”) (NASDAQ:NTK), a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and technology products, announced today that it has appointed Michael J. Clarke as its President and Chief Executive Officer (“CEO”) effective December 30, 2011. He will also become a member of the Nortek Board of Directors. As previously announced, Nortek began an extensive search process to replace longtime CEO Richard Bready upon his retirement. The Board of Directors selected Mr. Clarke based on his 25 years of relevant experience driving growth in both revenue and profitability within the technology and industrial sectors. He most recently served as Group President, Integrated Network Solutions at Flextronics International, Ltd., a publicly traded, global leader in providing design and electronics manufacturing services to a wide range of end markets. Interim CEO J. David Smith will return to his role as a member of Nortek’s Board of Directors.
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NORTEK, INC. 50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903-2360, 401-751-1600 FAX 401-751-4610

“The Board is very encouraged by the outlook for Nortek as our extensive review of our business plan is well underway and we have successfully recruited Michael as CEO. We feel that his experience and leadership will help us to realize our growth plan,” said Mr. Smith. “We were attracted to Michael because he has demonstrated a long track record of expanding several manufacturing divisions through multiple market cycles. The Board also felt that his experience in a broad array of sectors relevant to our business, as well as his proven ability to motivate, retain and develop talent would be important to Nortek and its stakeholders.”
“I am excited to join the Nortek team, and to build upon its long history of developing innovative home and commercial ventilation, HVAC and technology products, providing superior customer service and fostering a dynamic corporate culture,” said Mr. Clarke. “As I join Nortek, I see significant opportunities to grow our businesses and capitalize on our superior products, customer service and people.”
Mr. Clarke has more than 25 years of senior executive, business development and hands-on operational experience managing global companies in a myriad of industries including electronics, telecommunications, industrial, aerospace and automotive. For the past six years, Mr. Clarke served as a senior executive at Singapore-based Flextronics International, Ltd. Prior to this position, Mr. Clarke
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has held progressively senior executive positions in companies such as Sanmina-SCI Corporation, Devtek Corporation and Hawker Siddeley. Mr. Clarke was educated in mechanical engineering at Bradford Polytechnic in England. He has worked in various parts of the world including Canada, South Africa and England.
ABOUT NORTEK
Nortek* is a leading diversified global manufacturer of innovative, branded residential and commercial ventilation, HVAC and technology products. Nortek offers a broad array of products, including: range hoods, bath fans, indoor air quality systems, heating and air conditioning systems, and technology offerings, including audio, video, access control, security, and digital display mounting and mobility products.
*As used herein, the term “Nortek” refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “potential,” “project,” “should,” or “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements, including statements relating to Nortek’s new President and Chief Executive Officer. Important factors impacting such forward-looking statements include the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components, freight costs, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment levels, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, Nortek’s ability to retain members of its management team, prices, and product and warranty liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission including the description of “risk factors” set forth under IA in our annual report on Form 10-K, as updated on subsequent quarterly reports on Form 10-Q.
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